Chisholm
Bierwolf &
Nilson, LLC
Certified Public Accountants

533 West 2600 South, Suite 25
Bountiful, Utah 84010
Phone (801) 292-8756
Fax: (801) 292-8809

January 30, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE: Securac Corp.

We have read the statements that we understand Securac Corp., will include under Item 4.01 of the Form 8-K it will file regarding its change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.

Yours truly,

Chisholm, Bierwolf & Nilson, LLC

Chisholm, Bierwolf & Nilson, LLC